                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                                AMENDMENT NO. 1

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934


                              GMX RESOURCES INC.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                OKLAHOMA                                73-1534474
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


        9400 BROADWAY, SUITE 600
        OKLAHOMA CITY, OKLAHOMA                           73114
----------------------------------------    ------------------------------------
(Address of Principal Executive Office)                 (Zip Code)


If this Form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-49328
---------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                          Units to purchase 1 share of
            Common Stock and 1 Class A Warrant and 1 Class B Warrant
                    Common Stock, par value $.001 per share
             Class A Warrants to purchase one share of Common Stock
             Class B Warrants to purchase one share of Common Stock
--------------------------------------------------------------------------------
                              (Title of Classes)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For a description of the Registrant's securities, reference is made to "Description of Securities" in the Registration Statement on Form SB-2 (File No. 333-49328), which is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

         1. Registration Statement on Form SB-2 (File Number 333-49328), as amended, is hereby incorporated by reference.

         2. Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Registration Statement on Form SB-2, File No. 333-49328, as amended).

         3. Bylaws (incorporated by reference to Exhibit 3.2 of Registration Statement on Form SB-2, File No. 333-49328, as amended).

         4. Warrant Agreement with Form of Warrants (incorporated by reference to Exhibit 4.1 of Registration Statement on Form SB-2, File No. 333-49328, as amended).


                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        GMX RESOURCES INC.


Date: February 12, 2001               By: \s\  Ken L. Kenworthy, Sr.
                                         -------------------------------------
                                          Ken L. Kenworthy, Sr.
                                          Chief Financial Officer